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                                                                  Exhibit 10.2


                                CONTRACT OF SALE


         THIS CONTRACT OF SALE ("THIS CONTRACT") is made and entered into as of March 7, 2001 (the "CONTRACT DATE") by and between INVITROGEN CORPORATION, a Delaware corporation ("SELLER"), and HUMAN GENOME SCIENCES, INC., a Delaware corporation ("BUYER").

         1. SALE. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, for the purchase price set forth below and on the terms and conditions set forth in this Contract, all of the following:

                  1.1 those certain tracts or parcels of land, together with all rights, easements, and interests appurtenant thereto including, but not limited to, any streets or other public ways adjacent to such tracts or parcels and any water or mineral rights owned by, or leased to, Seller, which are described on EXHIBIT A attached hereto and made a part hereof (collectively, the "LAND");

                  1.2 all of the buildings, structures, fixtures, and other improvements located on the Land, including, but not limited to, the buildings commonly known by the street address 9800 Medical Center Drive, Rockville, Maryland 20849 (collectively, the "BUILDINGS"), and all other on-site structures, systems, and utilities associated with the Buildings (the Buildings and all such improvements being collectively referred to herein as the "IMPROVEMENTS");

                  1.3 all of Seller's right, title, and interest in and to the existing laboratory infrastructure (e.g., specialized water systems, casework, heating, ventilation, and air conditioning systems and equipment, autoclave, fermenters, glass wash equipment, walk-in refrigeration units, chemical fume hoods, centralized vacuum, gas, and spare parts related thereto) owned by Seller and used by Seller in connection with the ownership and operation of the Land and the Improvements, as specifically listed on EXHIBIT I attached hereto (collectively, the "PERSONAL PROPERTY"). From the Contract Date to Thursday, March 22, 2001 (the "DOCUMENT FINALIZATION PERIOD"), Seller and Buyer shall use their reasonable and good faith efforts to finalize the list of Personal Property set forth in EXHIBIT I attached hereto as a part hereof. On the finalization of such list, the final list shall be substituted in place of the list attached hereto as a part hereof as EXHIBIT I and the parties shall identify the final list by initialing it. EXHIBIT L attached hereto as a part hereof identifies the matters that Seller and Buyer are to resolve during the Document Finalization Period.

                  1.4 all of Seller's right, title, and interest in and all assignable contracts and agreements to which Seller is party that are listed and described on EXHIBIT B attached hereto and made a part hereof (subject to amendment pursuant to this Section) relating to the upkeep, repair, maintenance, or operation of the Land, Improvements, or Personal Property and all comparable contracts, agreements, or arrangements into which Seller enters before Closing pursuant to this Contract (collectively, the "CONTRACTS"). During the Document Finalization Period, Seller and Buyer shall use their reasonable and good faith efforts to finalize the list of Contracts set forth in EXHIBIT B attached hereto as a part hereof. On the finalization of such list, the final list shall be substituted in place of the list attached hereto as a part hereof as EXHIBIT B and the parties shall identify the final list by initialing it; and

                  1.5 to the extent transferable, all of Seller's right, title, and interest (if any) in and to the following: (a) systems and building manuals relating to the Improvements to the extent in Seller's actual possession, (b) all guaranties and warranties issued with respect to the Personal Property, the Buildings, or the Improvements; (c) all "as built" plans and specifications, drawings, and prints describing the Buildings and/or the Improvements to the extent in Seller's actual possession; (d) trademarks or trade names associated with the Buildings and/or Improvements, EXCLUDING, HOWEVER, the name "Life Technologies, Inc.," or "LTI," or any derivation of such names; (e) all licenses, permits, approvals, certificates of occupancy, dedications, and entitlements now or hereafter issued, approved, or granted by any governmental authority in connection with the Land or the Improvements, including the right to increase the floor area ratio density on the Land up to 313,650 square feet (collectively, the "INTANGIBLES").

The Land, the Improvements, and the Personal Property, Contracts, and Intangibles associated therewith are hereinafter sometimes referred to as the "PROPERTY."

         2. PURCHASE PRICE. The total purchase price to be paid to Seller by Buyer for the Property shall be an amount equal to Fifty-Five Million Dollars ($55,000,000) (the "PURCHASE PRICE"). During the Document Finalization Period, Seller and Buyer shall use their reasonable efforts to agree on the allocation of the Purchase Price between the Personal Property, on the one hand, and the Land, Improvements, Contracts, and Intangibles, on the other hand. Such agreed allocation shall be reflected by an amendment to this Contract executed and delivered by Seller and Buyer.

         3. CLOSING. The purchase and sale contemplated herein shall be consummated at a closing ("CLOSING") to take place by mail or at the offices of the Title Company (as defined below). The Closing shall occur on or before Monday, April 30, 2001 (the "CLOSING DATE"); PROVIDED, HOWEVER, that if Buyer's performance of a Phase II Study (as defined below) is not completed by April 30, 2001, Closing shall occur (unless Buyer terminates this Contract as provided in Section 5 below) within ten (10) days after Buyer's timely completion of the Phase II Study as provided in Section 5.2 below. Buyer shall use commercially reasonable efforts to close before April 30, 2001.

         4. DEPOSIT. Contemporaneous with Buyer's execution and delivery of this Contract, Buyer shall deposit, as its earnest money deposit, the sum of Five Million Dollars ($5,000,000) (the "EARNEST MONEY") by means of a Federal Reserve wire transfer of immediately available funds in a strict joint order, interest bearing escrow with the Title Company (the "ESCROW"). The Earnest Money and all interest earned thereon are herein collectively referred to as the "DEPOSIT." Except as otherwise expressly set forth herein, the Deposit shall be non-refundable but shall be applied against the Purchase Price at Closing.


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         5. ENVIRONMENTAL INSPECTION PERIOD.

                  5.1 PHASE I STUDY. From the Contract Date to March 2, 2001 (the "ENVIRONMENTAL INSPECTION PERIOD"), Buyer and its employees, agents, and third party consultants (collectively, the "BUYER'S REPRESENTATIVES") shall be entitled to enter on the Land and Improvements, at reasonable times and on reasonable notice to Seller, to perform a phase I environmental study of the Land (the "PHASE I STUDY"). Buyer shall provide not less than twenty-four (24) hours' prior telephonic notice to Seller before performing any such study.

                  5.2 PHASE II STUDY. If the Phase I Study discloses a "recognized environmental condition" (as that phrase is defined in ASTM E1527-00 Standard Practice for Environmental Site Assessments: Phase 1 Environmental Site Assessment Process; the "ASTM STANDARDS"), then Buyer at its sole election may extend the Environmental Inspection Period for a period not to exceed sixty (60) days to enable Buyer to perform a Phase II environmental study within the meaning of the ASTM Standards (the "PHASE II STUDY"; the Phase I Study and the Phase II Study, if any, are hereinafter collectively referred to as the "ENVIRONMENTAL STUDIES"). Buyer shall make such election by notifying Seller and Escrow Agent in writing before the expiration of the Environmental Inspection Period. Buyer shall perform the Environmental Studies as soon as possible using commercially reasonable efforts. If the Environmental Studies reveal environmental conditions that are unacceptable to Buyer in the exercise of its commercially reasonable judgment, Buyer may terminate this Contract before the last day of the Environmental Inspection Period (as it may have been extended as provided in this Section 5.2) (the "APPROVAL DATE") by notifying Seller and Escrow Agent in writing (the "TERMINATION NOTICE"). On receipt of the Termination Notice, Buyer shall as a condition to the return of the Deposit, deliver to Seller true, correct, and complete copies of the Environmental Studies. On receipt of the Termination Notice by Seller and Escrow Agent, Escrow Agent shall return the Deposit to Buyer and neither party shall have any further liabilities or obligations except for those liabilities and obligations that expressly survive a termination of this Contract. If Buyer fails timely to deliver a Termination Notice to Seller and the Escrow Agent before the end of the Environmental Inspection Period (as extended, if applicable), Buyer shall be automatically deemed to have forever waived its right to terminate this Contract and receive a refund of the Deposit (except as otherwise expressly provided herein) and the Property shall be deemed acceptable to Buyer.

                  5.3 BUYER'S UNDERTAKING. Buyer hereby covenants and agrees that it shall cause the Environmental Studies to be performed in a manner that does not unreasonably disturb or disrupt the business operations of Seller. If Buyer performs a Phase II Study (which may include physically intrusive investigations of the Land and Improvements, such as sampling of soils and other media), Buyer shall provide a written scope of work to Seller describing in reasonable detail the procedures Buyer desires to perform and request Seller's express written consent to the Phase II Study, which consent shall not be unreasonably withheld, delayed, or conditioned. Buyer and Buyer's Representatives shall, in performing the Environmental Studies, comply with the agreed on procedures and with any and all Laws (as defined below) applicable to such procedures or to the Land and Improvements, or both. Neither Buyer nor Buyer's Representatives shall report the results of the Environmental Studies to any Governmental Authority (as defined below) under any circumstances without first obtaining Seller's express


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written consent, which consent may be withheld in Seller's sole and absolute subjective discretion; PROVIDED, HOWEVER, that if the results of the Environmental Studies are required to be reported by any Law, Seller shall promptly report such results to the extent so required. If Seller fails to do so, Buyer may report such results to the appropriate Governmental Authority if such failure to report would expose Buyer to legal liability. For purposes of this Contract, "LAW" means all applicable laws, ordinances, rules, and regulations, codes, licenses, permits, orders, approvals, plans, authorizations, and similar items of any applicable federal, state, municipal, or other governmental or quasi-governmental department, commission, board, bureau, agency, or instrumentality (collectively, the "GOVERNMENTAL AUTHORITY").

                  5.4 REPORTS; INSURANCE; RESTORATION. Buyer shall promptly provide Seller with copies of any Environmental Studies promptly after Buyer's receipt thereof. Buyer and Buyer's Representatives shall: (a) maintain commercial general liability (occurrence) insurance in an amount of not less than Two Million Dollars ($2,000,000) covering any accident arising in connection with the presence of Buyer and Buyer's Representatives at the Land and the Improvements and the performance of any Environmental Studies, and deliver to Seller before Buyer's entry on the Land or the Improvements a certificate of insurance (on ACORD Form 27, if available) that names Seller as an additional insured thereunder verifying such coverage; (b) promptly pay when due any third party costs resulting from the Environmental Studies; (c) promptly pay when due any third party costs resulting from the access provided to the Land and the Improvements hereunder to the extent such costs would give rise to Buyer's obligation to indemnify Seller under Section 5.5 (Indemnification) below; and (d) restore the Land and Improvements to substantially the same condition in which the same were found before any such entry on the Land and the Improvements and inspection or examination was undertaken and repair any damage to the Land or the Improvements to the extent such condition was altered or the Land or Improvements were damaged in connection with the Environmental Studies.

                  5.5 INDEMNIFICATION. Buyer hereby indemnifies, protects, defends (with counsel reasonably acceptable to Seller), and holds Seller, Seller's affiliates, their respective shareholders, officers, and directors, and all of their respective successors and assigns (collectively, the "SELLER INDEMNIFIED PARTIES"), harmless from and against any and all losses, damages, claims, causes of action, judgments, damages, costs, and expenses (including, but not limited to, court costs and reasonable attorneys' fees) (collectively, "LOSSES") to the extent that any Seller Indemnified Party suffers or incurs as a result of, or in connection with, (a) any damage caused to, in, or at the Property; (b) injury or death to person; or (c) mechanic's liens or materialmen's liens arising out of, or in connection with, the Environmental Studies, or Buyer's or Buyer's Representatives entry on the Land and the Improvements hereunder; PROVIDED, HOWEVER, that Buyer shall not be obligated to indemnify and hold Seller Indemnified Parties harmless from Losses to the extent that the Losses (i) result from Seller's sole negligence or intentional misconduct, or (ii) involve damage to the Property and Closing occurs under this Contract. Buyer's undertakings pursuant to this Section 5 shall survive Closing for a period that shall end on the sixtieth (60th) day after the third (3rd) anniversary of the Closing Date, unless a specific claim in writing with respect to such matters shall have been made by Seller prior thereto. Seller shall promptly notify Buyer of any claim relating to any such Losses.

                  5.6 PROPRIETARY INFORMATION. Buyer acknowledges that Seller's business operations involve the use of highly sensitive, confidential, and proprietary information (the "PROPRIETARY INFORMATION"), and that it is imperative that Buyer and Buyer's Representatives be accompanied by an authorized agent of Seller during any entry into the Buildings by Buyer and Buyer's Representatives. Because of the sensitive nature of Seller's business operations, it may not be possible to provide ready access to Buyer and Buyer's Representatives to every part of the Buildings at any given time. For purposes of this Contract, Proprietary Information includes (a) all information or material of Seller that is proprietary because it has a significant business purpose and is unique to the business and operations of Seller, including, but not limited to, methods, strategies, software, technology, computer programs, customer and prospect lists, supplier lists, records, product design or development, financial information, budgets, marketing plans, pricing information and strategies, cost data, salary information, market information, personnel, trade secrets, and other business information; (b) inventions, discoveries, concepts, technical information, processes, formulas, specifications and know-how conceived, obtained, or developed in whole or in part by Seller or its employees or agents, or created, in whole or in part, with Seller's equipment, supplies, personal property, or facilities; and (c) information and materials received by Seller from third parties in confidence (i.e., subject to non-disclosure or similar covenants).

                  5.7 CONFIDENTIALITY. Each party agrees to maintain in confidence the information contained in this Contract or pertaining to the sale contemplated hereby, including, but not limited to, the Proprietary Information (the "TRANSACTION INFORMATION"). Buyer shall maintain in strict confidence the Environmental Studies. Each party shall not under any circumstances disclose all or any portion of the Transaction Information (and Buyer shall not disclose the Environmental Studies) to any person or entity and shall maintain the Transaction Information (and Buyer shall maintain the Environmental Studies) in the strictest confidence as confidential information; PROVIDED, HOWEVER, that either party may disclose the Transaction Information (and Buyer may disclose the Environmental Studies) (a) to such party's agents, employees, attorneys, lenders, underwriters, consultants, and accountants to the extent that such parties reasonably need to know such information and data to assist, and perform services on behalf of, Buyer or Seller, as the case may be; (b) to the extent required by any applicable Law (except as provided in Section 5.3 above); and
(c) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Contract. Buyer shall advise Buyer's Representatives of the provisions of this Section 5.7 and cause such parties to maintain the Transaction Information and the Environmental Studies as confidential information and to comply with the terms of this Section
5.7. Buyer agrees that the Environmental Studies and any Proprietary Information obtained in conducting the Environmental Studies shall be used solely for purposes of evaluating the acquisition of the Property from Seller. Notwithstanding anything contained herein to the contrary, it is understood and agreed that money damages would not be a sufficient remedy for any breach of this Section 5.7 by Buyer or Buyer's Representatives and that Seller shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach of this Section 5.7 by Buyer or Buyer's Representatives, and Buyer further agrees to waive any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Section 5.7 but shall be in addition to all other remedies available at law or equity to Seller. Buyer hereby indemnifies, protects, defends, and holds Seller Indemnified Parties harmless from and against any and all Losses to the extent suffered or incurred by any Seller Indemnified Parties as a result of, or in connection with, (A) any disclosure of the Transaction Information or the Environmental Studies by Buyer or Buyer's Representatives other than in accordance with this Section
5.7, or (B) any other breach of this Section 5.7 by Buyer or Buyer's Representatives. The undertakings of Buyer pursuant to this Section 5.7 (y) with respect to the Proprietary Information shall indefinitely survive the Closing or termination of this Contract and shall not be merged into any instrument of conveyance delivered at Closing, and (z) with respect to Transaction Information other than the Proprietary Information, shall terminate at Closing and shall be merged into any instrument of conveyance delivered at Closing. Before Closing, Seller and Buyer shall obtain the prior written approval of the other (which approval shall not be unreasonably withheld, delayed, or conditioned) before making any public announcements concerning the transactions contemplated by this Contract.

         6. TITLE MATTERS.

                  6.1 CONVEYANCE OF TITLE. At Closing, Seller agrees to deliver to Buyer a special warranty deed ("DEED") for the Property, in the form attached hereto as a part hereof as EXHIBIT C, conveying the Property to Buyer, free and clear of all liens, claims, and encumbrances except for the following items (the "PERMITTED EXCEPTIONS"): (a) taxes not yet due and payable; (b) all matters appearing of record relating to the Property as of the date of the Title Commitment, including the matters appearing on the Title Commitment; (c) matters arising out of any act of Buyer or Buyer's Representatives; and (d) Laws, including, but not limited to, zoning ordinances.

                  6.2 TITLE COMMITMENT. Contemporaneous with the execution of this Contract, Buyer shall deliver to Seller a commitment (the "TITLE COMMITMENT"), dated as of January 21, 2001 issued by Presidential Title, Inc. (the "TITLE COMPANY"), for an owner's title insurance policy (the "TITLE POLICY") insured by Commonwealth Land Title Insurance Company ("Title Insurer"), in the full amount of the Purchase Price, showing fee simple title to the Land in Seller and that title to the Property is good of record and in fact, marketable, and insurable at regular rates by the Title Insurer, together with copies of all recorded documents evidencing title exceptions raised in "Schedule B" of the Title Commitment. Buyer shall pay the cost of the title insurance premiums along with any and all other costs related to the Title Commitment and the Title Policy, including, but not limited to, the cost of "extended form coverage," any endorsements and all search, continuation and later-date fees.

                  6.3 MANDATORY CURE ITEMS. Seller shall be obligated to cure and remove by Closing all of the following class of matters affecting title to the Property that are disclosed in the Title Commitment, if any: (a) the liens of any mortgage, trust deed, or deed of trust encumbering the Property evidencing an indebtedness owed by Seller; (b) tax liens for delinquent ad valorem real estate taxes, judgment liens, and other tax liens; (c) broker's liens pursuant to a written agreement between the broker and any Seller Parties;
(d) mechanic's liens pursuant to a written agreement either between (i) the claimant (the "CONTRACT CLAIMANT") and Seller or its employees, officers, or managing agents (the "SELLER PARTIES") or (ii) the Contract Claimant and any other contractor, materialman, or supplier with which Seller or Seller Parties


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have a written agreement; and (e) other matters affecting title to the Project created by Seller on or after the date of the Title Commitment without Buyer's prior written consent.

                  6.4 CERTIFICATE OF CONVEYANCE AND CONFIRMATORY DEED. Buyer acknowledges (a) that Seller has filed a certificate of conveyance with the Maryland State Department of Assessments and Taxation and is in the process of recording among the Land Records of Montgomery County, Maryland a confirmatory deed from Life Technologies, Inc. ("LTI") to Seller reflecting the merger of LTI into Seller and Seller shall use its reasonable efforts to complete such recordation before Closing, and (b) receipt of the form of certificate of conveyance and confirmatory deed.

         7. SELLER'S REPRESENTATIONS AND WARRANTIES.

                  7.1 SELLER'S REPRESENTATIONS. Seller represents and warrants to Buyer that the following matters (collectively, the "SELLER REPRESENTATIONS") are true as of the Contract Date in all material respects except as may otherwise be provided in the Documents. Seller shall reaffirm the Seller Representations at Closing by means of a certification in the form of EXHIBIT J attached hereto as a part hereof.

                           7.1.1 LITIGATION. There is no pending or, to
Seller's Knowledge (as defined below), threatened litigation or governmental proceedings against Seller or the Property that, if such litigation or proceedings were to result in a final determination against Seller or the Property, would result in material encumbrance on the Property, or would materially affect the validity or enforceability of this Contract or the performance of Seller under this Contract.

                           7.1.2 UNITED STATES PERSON. Seller is a "United
States Person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and shall execute and deliver an "Entity Transferor" certification at Closing in the form of EXHIBIT D attached hereto as a part hereof.

                           7.1.3 CONDEMNATION. There is no pending or, to
Seller's Knowledge, contemplated condemnation or other governmental taking proceedings affecting all or any part of the Land and the Improvements.

                           7.1.4 DUE AUTHORIZATION. Seller is a corporation duly
organized, validly existing, and in good standing under Delaware law, and is qualified to do business in and is in good standing under Maryland law. Seller has full power to execute, deliver, and carry out the terms and provisions of this Contract and each of the other agreements, instruments, and documents herein required to be made or delivered by Seller pursuant hereto, and has taken, or will take before Closing, all necessary action to authorize the execution, delivery, and performance of this Contract and such other agreements, instruments, and documents. The individuals executing this Contract and all other agreements, instruments, and documents herein required to be made or delivered by Seller pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller's behalf and to bind Seller thereto.


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

                           7.1.5 ENFORCEABILITY; CONFLICT. This Contract has
been, and each and all of the other agreements, instruments, and documents herein required to be made by Seller pursuant hereto have been, or on the Closing Date will have been, executed by or on behalf of Seller, and when so executed, are and shall be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The execution and delivery of, and consummation of the transactions contemplated by, this Contract is not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any of the agreements or instruments to which Seller is now party or by which it is bound, or to Seller's Knowledge, any order, rules, or regulation of any court or other Governmental Authority.

                           7.1.6 CONTRACTS. To Seller's Knowledge and subject to
the provisions of Section 1.4, Seller is not party to any service contracts, management contracts, or other comparable agreements that are binding on the Land and the Improvements other than the Contracts.

                           7.1.7 BANKRUPTCY MATTERS. Seller has not made a
general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension, or composition to its creditors generally.

                           7.1.8 ENVIRONMENTAL MATTERS. To Seller's Knowledge
and except as disclosed on EXHIBIT H attached hereto, Seller has received no written notification from any Governmental Authority properly addressed to Seller that (a) all or some portion of the Property violates any Environmental Laws (as defined below); or (b) any Hazardous Substances (as defined below) have been stored or generated at, released, or discharged from or are present on the Property, except in the ordinary course of Seller's business and in accordance in all material respects with all Environmental Laws. In response to a written request from ManTech Environmental Corporation ("MANTECH"), Buyer's environmental consultant, Seller provided to ManTech documentation requested by ManTech relating to environmental matters relating to the Property. To Seller's Knowledge, the documentation so provided to ManTech was accurate and complete in all material respects and Seller did not intentionally withhold any information from the documentation so provided to ManTech. As used in this Contract,
(i) "HAZARDOUS SUBSTANCES" means all hazardous or toxic materials, substances, pollutants, contaminants, petroleum products or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as "CERCLA"), as amended, the Superfund Amendments and Reauthorization Act (commonly known as "SARA"), the Resource Conservation and Recovery Act (commonly known as "RCRA"), or any other Law applicable to the Property, and (ii) the term "ENVIRONMENTAL LAWS" shall mean all Laws enacted or issued by any Governmental Authority and in effect as of the Contract Date with respect to or which otherwise pertain to or affect the Land or the Improvements, or any portion thereof, the use, ownership, occupancy, or operation of the Land or the Improvements, or any portion thereof, or any owner of the Land, and as the same have been amended, modified, or supplemented from time to time before the date of this Contract, including but not limited to CERCLA, SARA, RCRA, the Hazardous Substances Transportation Act (49 U.S.C.
Section 1802 et seq.), the Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Solid Waste Disposal
Act (42 U.S.C. Section 6901 et seq.), the Toxic Substances Control Act
(15 U.S.C. Section 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001 et seq.), comparable state and local laws, and any rules and regulations that have become effective before the date of this Contract under any of the laws specified above.

                  7.2 SELLER'S KNOWLEDGE. All references in this Contract to "SELLER'S KNOWLEDGE," "SELLER'S ACTUAL KNOWLEDGE," or words of similar import shall refer only to the actual (as opposed to deemed, imputed, or constructive) present knowledge of (a) Delano W. Tucker, Sr., without inquiry (with respect to those provisions in Section 7.1 modified to Seller's Knowledge with the exception of Section 7.1.1 (Litigation)), and (b) John A. Cottingham, without inquiry (with respect solely to the provisions of Section 7.1.1 (Litigation)). Notwithstanding any fact or circumstance to the contrary, Seller's Knowledge shall not be construed to refer to the knowledge of any other person or entity. Seller represents and warrants that Mr. Tucker has been the Facilities Manager of the Property since its construction and that Mr. Cottingham is the general counsel of Seller. Messrs. Tucker and Cottingham shall have no personal liability whatsoever under this Contract.

                  7.3 LIMITATIONS. Seller Representations shall survive the Closing Date, the delivery of the Deed, and transfer of title to the Property until March 31, 2002. No claim for a breach of any Seller Representation, or the failure or default of a covenant or agreement of Seller, shall be actionable or payable unless (a) the breach in question results from or is based on a condition, state of facts, or other matter that was not disclosed to or known by Buyer to its actual (as opposed to deemed, imputed, or constructive) knowledge before Closing, (b) the valid claims for all such breaches collectively aggregate more than One Hundred Thousand Dollars ($100,000), in which event the full amount of such claims shall be actionable, and (c) written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller before March 31, 2002 and an action shall have been commenced by Buyer against Seller within one (1) year after Closing. Notwithstanding anything contained in this Contract to the contrary:

                           7.3.1 Buyer shall not be entitled to any
consequential, speculative, or punitive damages in connection with any suits, litigation, or administrative proceedings resulting from any breaches by Seller of Seller Representations or covenants of Seller.

                           7.3.2 If Buyer is notified in writing by Seller or
otherwise becomes aware (which awareness shall be deemed to the extent Buyer is provided with access to books, records, files, or other material that contradicts a Seller Representation) that any Seller Representation made by Seller is not true or correct as of the Contract Date, or that such Seller Representation is not true or correct on or before the Closing, or is notified in writing by Seller or otherwise becomes aware (which awareness shall be deemed to the extent Buyer is provided with access to books, records, files, or other material that indicates a covenant of Seller has not been satisfied) that Seller has failed to perform any covenant and agreement herein contained and Buyer shall nevertheless acquire the Property notwithstanding such fact, Buyer shall not be entitled to commence any action after Closing to recover damages from Seller due to such Seller Representation failing to be true or correct (and Buyer shall not be entitled to rely on such Seller Representation), or such covenant and agreement having failed to be performed by Seller.

                           7.3.3 In case of Seller's breach of the Seller
Representation contained in Section 7.1.6 (Contracts) that involves Seller's failure to disclose a Contract that is not terminable on no more than thirty
(30) days' notice without penalty, Seller shall indemnify, protect, and defend and hold Buyer harmless from and against all losses, claims, costs, expenses, and damages (including, but not limited to, reasonable attorneys' fees) incurred by Buyer in terminating such undisclosed Contract. The provisions of this
Section 7.3.3 shall survive the Closing and shall not be merged into any instrument of conveyance delivered at Closing. Buyer, however, acknowledges and agrees that the (a) Contract involving the food service operation in the Commons Building (the "FOOD SERVICE CONTRACT") expires in November 2002 and that the Food Service Contract requires a four (4) month termination notice, and (b) Contract involving elevator maintenance for the elevators in the Buildings expires on or about January 31, 2002 and cannot be terminated before that date.

                  7.4 MODIFICATIONS. Between the Contract Date and the Closing Date, Seller shall notify Buyer in writing of any event or condition that, to Seller's Knowledge, will cause a material change in the facts relating to, or the truth of, any of the Seller Representations. Seller shall be entitled to modify the Seller Representations to reflect changes thereto from the Contract Date to the Closing Date (a) that arise in the ordinary course of Seller's operation of the Property, (b) that are not caused by the negligence or intentional misconduct of Seller or its agents, employees, or contractors, and
(c) as long as such modifications shall not materially adversely affect the use or value of the Property.

         8. BUYER'S COVENANTS AND REPRESENTATIONS. Effective as of the Contract Date, Buyer hereby covenants with Seller as follows:

                  8.1 DUE AUTHORIZATION. Buyer is a Delaware corporation duly organized, validly existing, and in good standing under Delaware law and is qualified to do business in and is in good standing under Maryland law. Buyer has full power to execute, deliver, and carry out the terms and provisions of this Contract and each of the other agreements, instruments, and documents herein required to be made or delivered by Buyer pursuant hereto, and has taken all necessary action to authorize the execution, delivery, and performance of this Contract and such other agreements, instruments, and documents. The individuals executing this Contract and all other agreements, instruments, and documents herein required to be made or delivered by Buyer pursuant hereto on behalf of Buyer are and shall be duly authorized to sign the same on Buyer's behalf and to bind Buyer thereto.

                  8.2 ENFORCEABILITY. This Contract has been, and each and all of the other agreements, instruments, and documents herein required to be made by Buyer pursuant hereto have been, or on the Closing Date will have been, executed by Buyer or on behalf of Buyer, and when so executed, are and shall be legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  8.3 NO CONFLICT. The execution and delivery of, and consummation of the transactions contemplated by this Contract is not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any of the agreements or instruments to which Buyer is now party or by which it is bound, or any order, rule or regulation of any court or other Governmental Authority.

Buyer shall reaffirm the foregoing representations and warranties at Closing by means of a certification in the form of EXHIBIT K attached hereto as a part hereof.

         9. ACTIONS AFTER THE CONTRACT DATE. The parties covenant to do the following through the Closing Date:

                  9.1 TITLE. From and after the Contract Date, Seller shall not make any change to the condition of title to the Land and the Improvements that would change the condition of title approved or deemed approved by Buyer pursuant to Section 6, except as required by Law or Section 6 or with Buyer's advance written consent, which consent shall not be unreasonably withheld, delayed, or conditioned. From and after the Approval Date, Seller shall not sell, or assign or create any right, title, or interest in, the Land, or any part thereof, or create any lien, encumbrance, or charge thereon, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed, or conditioned.

                  9.2 MAINTENANCE AND OPERATION OF PROPERTY. Seller shall maintain the Property in substantially its current condition (normal wear and tear and damage by casualty excepted); shall maintain existing insurance coverage in full force and effect; and shall operate and maintain the Property in the ordinary course of Seller's business; PROVIDED, HOWEVER, that in no event shall Seller be obligated to make any capital repairs, replacements, or improvements to the Improvements. Seller shall have the right to enter into any new contract with respect to the ownership and operation of the Property that will survive the Closing, or that would otherwise affect the use, operation, or enjoyment of the Property after Closing, as long as the new contract is terminable on no more than thirty (30) days' prior written notice without penalty or termination fee to Buyer (any such new contract shall be deemed a "Contract" for purposes of this Contract).

                  9.3 WARN ACT. Seller shall comply with the requirements of the Worker Adjustment and Retraining Notification Act ("WARN ACT") to the extent the WARN Act affects the transactions contemplated by this Contract. Seller shall indemnify, protect and defend and hold Buyer harmless from and against all losses, claims, costs, expenses and damages (including, but not limited to, reasonable attorneys' fees) resulting from Seller's failure to comply with the WARN Act as provided in this Section 9.3. The provisions of this Section 9.3 shall survive the Closing for a period that shall end on the sixtieth (60th) day after the third (3rd) anniversary of the Closing Date and shall not be merged into any instrument of conveyance delivered at Closing.

         10. PROPERTY SOLD "AS IS".

                  10.1 GENERAL. Except as is otherwise expressly provided in this Contract, Seller hereby specifically disclaims any warranty (oral or written) concerning (a) the nature and condition of the Property and the suitability thereof for any and all activities and uses that Buyer may elect to conduct thereon; (b) the manner, construction, condition, and state of repair or lack of repair of the Improvements; (c) the nature and extent of any right-of-way, lien, encumbrance, license, reservation, condition, or otherwise;
(d) the compliance of the Property or its operation with any Laws, it being specifically understood that Buyer shall have full opportunity, during the Environmental Inspection Period, to determine for itself the environmental condition of the Property; (e) the accuracy or completeness of any statements, calculations, or conditions stated or set forth in Seller's books and records concerning the Property or set forth in any of Seller's offering materials for the Property; and (f) any other matter whatsoever except as expressly set forth in this Contract. Except as is otherwise expressly provided in this Contract, the sale of the Property as provided for herein is made on a strictly "AS IS" "WHERE IS" "WITH ALL FAULTS" basis as of the Closing Date. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS CONTRACT, BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER IN THIS CONTRACT, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, ANY IMPROVEMENTS LOCATED THEREON, OR ANY SOIL CONDITIONS RELATED THERETO.

                  10.2 NO RELIANCE. BUYER SPECIFICALLY ACKNOWLEDGES THAT IT IS NOT RELYING ON (AND SELLER HEREBY DISCLAIMS AND RENOUNCES) ANY REPRESENTATIONS OR WARRANTIES MADE BY OR ON BEHALF OF SELLER OF ANY KIND OR NATURE WHATSOEVER, EXCEPT AS IS OTHERWISE EXPRESSLY PROVIDED IN THIS CONTRACT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS CONTRACT, BUYER, FOR BUYER AND BUYER'S SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER FROM AND WAIVES ANY AND ALL CLAIMS AND LIABILITIES AGAINST SELLER FOR, RELATED TO, OR IN CONNECTION WITH, ANY ENVIRONMENTAL CONDITION AT THE PROPERTY (OR THE PRESENCE OF ANY MATTER OR SUBSTANCE RELATING TO THE ENVIRONMENTAL CONDITION OF THE PROPERTY), INCLUDING, BUT NOT LIMITED TO, CLAIMS AND/OR LIABILITIES RELATING TO (IN ANY MANNER WHATSOEVER) ANY HAZARDOUS, TOXIC OR DANGEROUS MATERIALS OR SUBSTANCES LOCATED IN, AT, ABOUT, OR UNDER THE PROPERTY, OR FOR ANY AND ALL CLAIMS OR CAUSES OF ACTION (ACTUAL OR THREATENED) BASED ON, IN CONNECTION WITH, OR ARISING OUT OF ENVIRONMENTAL LAW OR ANY OTHER CLAIM OR CAUSE OF ACTION (INCLUDING ANY FEDERAL OR STATE BASED STATUTORY, REGULATORY, OR COMMON LAW CAUSE OF ACTION) RELATED TO ENVIRONMENTAL MATTERS OR LIABILITY WITH RESPECT TO OR AFFECTING THE PROPERTY. BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR

WILL CONDUCT BEFORE CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY WITH QUALIFIED PROFESSIONALS OF ITS OWN SELECTION, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS SUBSTANCES ON OR DISCHARGED OR RELEASED FROM THE PROPERTY AND WILL RELY SOLELY ON SAME AND NOT ON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS CONTRACT. UPON CLOSING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS CONTRACT, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, ON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED, AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER, AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES, OR MATTERS REGARDING THE PROPERTY. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS CONTRACT, BUYER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION, OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE CLOSING DATE, SUCH CLEANUP, REMOVAL, OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF BUYER.

                  10.3 INDUCEMENT. BUYER ACKNOWLEDGES AND AGREES THAT THE PROVISIONS CONTAINED IN THIS SECTION 10 WERE A MATERIAL FACTOR IN SELLER'S ACCEPTANCE OF THE PURCHASE PRICE AND THAT SELLER WAS UNWILLING TO SELL THE PROPERTY TO BUYER UNLESS SELLER WAS RELEASED AS EXPRESSLY SET FORTH ABOVE. BUYER, WITH BUYER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS CONTRACT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS CONTRACT ARE AN INTEGRAL PART OF THIS CONTRACT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS CONTRACT. THE TERMS AND CONDITIONS OF THIS SECTION 10 WILL EXPRESSLY SURVIVE THE CLOSING AND

WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS, INCLUDING, BUT NOT LIMITED TO, THE DEED.

         11. SELLER'S CLOSING DELIVERIES. At Closing (or such other times as may be specified below), Seller shall deliver or cause to be delivered to Buyer the following:

                  11.1 DEED. A Deed, executed by Seller, for the Property conveying the Land and Improvements to Buyer, subject to the Permitted Exceptions. Seller, however, shall have no obligation to execute and deliver to Buyer, the Title Company, or any other entity or person an affidavit of title, owner's affidavit, or similar instrument.

                  11.2 LEASE. Two (2) duly executed counterparts of a lease agreement ("LEASE") between Buyer, as landlord, and Seller, as tenant, substantially in the form attached hereto as EXHIBIT G. During the Document Finalization Period, Seller and Buyer shall use their reasonable and good faith efforts to finalize the terms and conditions of the Lease, it being acknowledged and agreed that certain terms and conditions of the Lease remain subject to negotiation. On the finalization of the terms and conditions of the Lease, such final form shall be substituted in place of the form of Lease attached hereto as a part hereof as EXHIBIT G and the parties shall identify the final form of Lease by initialing it. If Seller and Buyer are unable to agree, despite the exercise of their reasonable and good faith efforts, on the final terms and conditions of the Lease by the end of the Document Finalization Period, the Escrow Agent shall return the Deposit to Buyer, this Contract shall terminate, and neither Seller nor Buyer shall have any further liabilities or obligations except for those liabilities and obligations that expressly survive a termination of this Contract. For purposes of this Contract, the Lease may ultimately be in the form of a sublease between Seller, as subtenant, and Buyer, as sublandlord, and, if so, (a) Buyer shall obtain the prior written consent of the fee owner of the Property to the sublease, and (b) Seller and Buyer shall modify the Lease so that it is in the form of a sublease.

                  11.3 ASSIGNMENT OF CONTRACTS. Two (2) duly executed counterparts of an Assignment and Assumption of Contracts and Intangibles (an "ASSIGNMENT OF CONTRACTS") for the Property in the form attached hereto as EXHIBIT E. The effective date of the Assignment of Contracts shall be Monday, October 1, 2001. Between the Closing Date and September 30, 2001, Seller shall have the right to enter into any new contract with respect to the ownership and operation of the Property that will have an expiration date after September 30, 2001, or that would otherwise affect the use, operation, or enjoyment of the Property after September 30, 2001, as long as the new contract is terminable on no more than thirty (30) days' prior written notice without penalty or termination fee to Buyer (any such new contract shall be deemed a "Contract" for purposes of this Contract). Buyer shall have the right to approve any such new contract, which approval shall not be unreasonably withheld, delayed, or conditioned. If Buyer does not approve or disapprove such new contract within five (5) Business Days after written request to do so, Buyer shall be deemed to have approved such new contract. If Seller enters into a new contract that is not terminable on no more than thirty (30) days' prior written notice or contains a penalty or termination fee, or both, and Buyer does not timely object to such new contract, Seller shall indemnify, protect, and defend and hold Buyer harmless from and against all losses, claims, costs, expenses, and damages (including, but not limited to, reasonable attorneys' fees) incurred by Buyer in connection with such undisclosed new contract. The provisions of this Section 11.3 shall survive the Closing and shall not be merged into any instrument of conveyance delivered at Closing.

                  11.4 BILL OF SALE. Two (2) duly executed counterparts of a Bill of Sale (the "BILL OF SALE") for the Property in the form attached hereto as EXHIBIT F.

                  11.5 CLOSING STATEMENT. Two (2) duly executed counterparts of a closing statement (the "CLOSING STATEMENT") conforming to the proration and other relevant provisions of this Contract, which Closing Statement shall be in a form mutually and reasonably agreed to by Seller and Buyer.

                  11.6 FIRPTA CERTIFICATE. Entity Transfer Certification in the form of EXHIBIT D attached hereto as a part hereof.

                  11.7 REAFFIRMATION OF SELLER REPRESENTATIONS. A Reaffirmation of Seller Representations in the form of EXHIBIT J attached hereto as a part hereof.

                  11.8 OTHER DOCUMENTS. Such other documents as may be reasonably agreed on between Buyer and Seller for purposes of consummating the transactions contemplated by this Contract.

         12. BUYER'S CLOSING DELIVERIES. At Closing (or at such other times as may be specified below), Buyer shall deliver or cause to be delivered to Seller the following:

                  12.1 CLOSING STATEMENT. Two (2) Closing Statements executed in counterpart by Buyer.

                  12.2 LEASE. Two (2) Leases executed in counterpart by Buyer.

                  12.3 ASSIGNMENT OF CONTRACTS. Two (2) Assignment of Contracts executed in counterpart by Buyer.

                  12.4 BILL OF SALE. Two (2) Bill of Sales executed in counterpart by Buyer.

                  12.5 REAFFIRMATION OF BUYER REPRESENTATIONS. A Reaffirmation of Buyer Representations in the form of EXHIBIT K attached hereto as a part hereof.

                  12.6 CORPORATE RESOLUTIONS. Corporate resolutions of Buyer authorizing Buyer to enter into this Contract and perform its obligations hereunder. Such resolutions shall contain, among other things, a statement indicating that Buyer has ascribed a value of at least Nine Million Dollars ($9,000,000) to the Administration Building.

                  12.7 OTHER DOCUMENTS. Such other documents as may be reasonably agreed on between Buyer and Seller for purposes of consummating the transactions contemplated by this Contract.

         13. PAYMENT OF PURCHASE PRICE; PRORATIONS AND ADJUSTMENTS. Provided all conditions precedent to Seller's obligations hereunder have been satisfied, Seller shall convey title to the Property to Buyer on confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Buyer shall pay the balance of the Purchase Price, as adjusted by the prorations and expenses to be paid by Seller hereunder, to Escrow Agent by making a wire transfer of immediately available federal funds to the account of Escrow Agent no later than 11:00 a.m. Eastern Time on the Closing Date and unconditionally directing Escrow Agent to deposit the same (and Escrow Agent shall in fact initiate the transfer by such time) in Seller's designated account by 2:00 p.m. Eastern Time on the Closing Date. For each full or partial day after the Closing Date that Escrow Agent has not received in its account the payment specified in this Contract, Buyer shall pay to Seller one (1) day's interest on the unpaid funds at the rate PER ANNUM equal to the "prime rate" as announced from time to time by THE WALL STREET JOURNAL. The following items shall be prorated and adjusted between Seller and Buyer:

                  13.1 UTILITIES. Water, electricity, sewer, natural gas, telephone, and other utility charges based, to the extent practicable, on final meter readings and final invoices. Such expenses shall be prorated between Buyer and Seller, with Seller receiving a credit for any expenses paid by Seller and related to the period from and after Closing.

                  13.2 EXISTING CONTRACTS. Amounts paid or payable under the Contracts shall be prorated.

                  13.3 ASSESSMENTS. All assessments, general or special, shall be prorated as of the Closing Date, with Seller being responsible for any installments of assessments that are due before the Closing Date and Buyer being responsible for any installments of assessments that are due on or after the Closing Date.

                  13.4 TAXES. All ad valorem real estate and personal property taxes for the Property shall be prorated as of the Closing Date on a cash basis for the tax year in which the Closing occurs, regardless of the year for which such taxes are assessed. Buyer shall pay all sales tax payable in connection with the Personal Property, which sales tax shall be collected by Seller and thereafter paid over to the State of Maryland within the time required by law.

                  13.5 OTHER. Such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

                  13.6 ADJUSTMENTS. If any prorations made pursuant hereto shall prove incorrect for any reason, or if the prorations set forth above are estimated on the most currently available (rather than based on the actual final) bills, either party shall be entitled to an adjustment to correct the same provided that it makes written demand on the other by no later than the first anniversary of the Closing Date. The provisions of this Section 13 shall survive Closing.

         14. CLOSING EXPENSES. Seller shall only pay for: one-half (1/2) of any applicable recordation and transfer taxes and one-half (1/2) of the cost of any escrows hereunder. Buyer shall pay for one-half (1/2) of any escrow costs hereunder, one-half (1/2) of any applicable recordation and transfer tax, the cost of recording the Deed, the basic premium for the Title

Policy, the cost of "extended form coverage" and any endorsements to the Title Policy, the cost of any survey, and any recordation tax on the recordation of any instrument evidencing or securing any financing obtained by Buyer for all or any portion of the Property. Each party shall pay the costs of its respective consultants, attorneys, accountants, and other professionals.

         15. DESTRUCTION, LOSS OR DIMINUTION OF PROPERTY. If, before Closing, all or any portion of the Property is damaged by fire or other natural casualty (collectively "DAMAGE"), or is taken or made subject to condemnation, eminent domain, or other governmental acquisition proceedings (collectively "EMINENT DOMAIN"), then:

                  15.1 GENERAL. If the aggregate cost of repair or replacement or the value of the Eminent Domain (collectively, "REPAIR AND/OR REPLACEMENT") is Three Million Dollars ($3,000,000) or less, in the opinion of Buyer's and Seller's respective engineering consultants, Buyer shall close and take the Property as diminished by such events with an assignment by Seller of any casualty insurance proceeds (together with a credit from Seller to Buyer of the full amount of any deductible not paid directly by Seller) or condemnation proceeds and the payment by Seller to Buyer of any applicable deductible amounts, less any amounts reasonably incurred by Seller to repair the Property and collect the insurance proceeds or condemnation award.

                  15.2 MATERIAL DAMAGE. If the aggregate cost of repair and/or replacement is greater than Three Million Dollars ($3,000,000), in the opinion of Buyer's and Seller's respective engineering consultants, then Buyer, at its sole option, may elect either to (a) terminate this Contract by written notice to Seller and the Escrow Agent, in which event the Deposit shall be returned to Buyer and neither party shall have any further liability to the other hereunder, except for those liabilities that expressly survive a termination of this Contract; or (b) proceed to close and take the Property as diminished by such events, together with an assignment of the proceeds of Seller's casualty insurance (together with a credit from Seller to Buyer of the full amount of any deductible not paid directly by Seller) for all Damage (or condemnation awards for any Eminent Domain) and the payment by Seller to Buyer of any applicable deductible amounts, less any amounts reasonably incurred by Seller to repair the Property and collect the insurance proceeds or condemnation award.

                  15.3 DISPUTES. If a dispute arises between Seller and Buyer with respect to the cost of repair and/or replacement for the matters set forth in this Section, an engineer designated by Seller and an engineer designated by Buyer shall select an independent engineer licensed to practice in Maryland who shall resolve such dispute. All fees, costs, and expenses of such third engineer so selected shall be shared equally by Buyer and Seller.

         16. DEFAULT.

                  16.1 DEFAULT BY SELLER. In addition to the provisions of
Section 18 (Litigation), if Seller shall be in material default hereunder any of the covenants and agreements of Seller hereunder, or in the event of a material breach by Seller of any Seller Representation when made that is not cured by Seller (in Seller's sole and absolute subjective discretion) on or before Closing, Buyer may either (a) terminate Buyer's obligations under this Contract by written notice to Seller and the Escrow Agent, in which event (i) the Deposit shall be returned to Buyer, and

(ii) on Buyer's receipt of the Deposit, this Contract shall terminate and neither party shall have any further liability hereunder except for those liabilities that expressly survive a termination of this Contract; or (b) Buyer may file an action for specific performance, provided that no such action in specific performance shall seek to require Seller to do any of the following: (i) change the condition of the Property or restore the same after any fire or other casualty; (ii) expend money or post a bond to remove a title encumbrance or defect or correct any matter shown on a Survey of the Property that Seller has not agreed to remove or correct pursuant to the provisions of this Contract; (iii) secure any permit, approval, or consent for the Property or Seller's conveyance of the Property where the failure to secure any such permit, approval, or consent would not constitute a breach of any representation or warranty of Seller under the provisions of this Contract; or (iv) vacate the Property in advance of the applicable expiration date for the space in question under the Lease. If Buyer prevails on the suit for specific enforcement in a court of competent jurisdiction, the Lease shall be of no force or effect and Seller shall have no right to lease the Property on the terms and conditions set forth in the Lease. Buyer shall have no other remedy for any default by Seller. In the event of the failure of any condition precedent to Buyer's obligation to close expressly herein set forth, Buyer's sole remedy hereunder, at law or in equity, shall be to terminate this Contract, in which event the Escrow Agent shall return the Deposit to Buyer, whereupon neither party shall have any further liability hereunder except for those liabilities that expressly survive a termination of this Contract. If, as a direct result of an intentional act of Seller taken with the intention of frustrating Closing or the willful misconduct of Seller, Seller is in breach or default of its obligations hereunder, and Buyer elects to terminate this Contract under clause (a) above on account of such breach or default, then, on such termination by Buyer hereunder, in addition to receiving the immediate return of the Deposit, Buyer shall also be entitled to receive from Seller, Buyer's documented out-of-pocket costs and expenses (including, but not limited to, reasonable attorney's fees) actually incurred by Buyer to conduct the Environmental Studies, to negotiate this Contract, and for acquisition and financing commitment and/or finder's fees (such costs, "TRANSACTION COSTS"). Buyer covenants and agrees that any Transaction Costs for which Buyer seeks payment under this Section 16.1 are based on commercially reasonable terms and conditions negotiated with unrelated third parties. Seller's maximum reimbursement liability for the Transaction Costs shall not exceed an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000). Buyer shall have the right to waive any condition precedent to its obligation to proceed to Closing, in which event the parties shall proceed to Closing without a reduction in the Purchase Price.

                  16.2 DEFAULT BY BUYER. If Buyer defaults in its obligations to close the purchase of the Property, or if Buyer otherwise materially defaults hereunder, then (a) Seller shall be entitled to receive the Deposit, together with all interest earned thereon, as fixed and liquidated damages, this Contract shall terminate and neither party shall have any further liability hereunder, except for those liabilities which expressly survive the termination of this Contract, and (b) Buyer shall immediately direct the Escrow Agent, in writing, to pay the Deposit to Seller. Seller shall have no other remedy for any default by Buyer, including any right to damages. BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT (I) THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO HAVE OCCURRED DUE TO A

DEFAULT OF BUYER UNDER THIS CONTRACT; (II) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS CONTRACT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (III) BUYER SEEKS TO LIMIT ITS LIABILITY UNDER THIS CONTRACT TO THE AMOUNT OF THE DEPOSIT IF THIS CONTRACT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS CONTRACT DOES NOT CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS CONTRACT; AND (IV) THE AMOUNT OF THE DEPOSIT SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES AND NOT A PENALTY. All of the foregoing shall be without limitation on the rights and remedies of Seller hereunder, at law or in equity in the event of a default by Buyer pursuant to Sections
5.5 (Indemnification), 5.7 (Confidentiality), 18 (Litigation), or 21 (Brokerage), or any covenant, agreement, indemnity, representation or warranty of Buyer that survives the Closing or the termination of this Contract.

         17. SUCCESSORS AND ASSIGNS. Buyer may not assign its rights under this Contract without the prior written approval of Seller, which approval Seller may grant or withhold in its sole and absolute subjective discretion; PROVIDED, HOWEVER, that Buyer shall have the right to assign its rights under this Contract to an entity that will permit or facilitate off-balance sheet financing of the Property for Buyer. In case of such permitted assignment, (a) Buyer shall notify Seller and Escrow Agent in writing of the identity of the assignee at least two (2) Business Days before the date of assignment and any other information relating to such entity as Seller may reasonably request,
(b) between the Contract Date and the Closing Date, Buyer shall not be released from any liability or obligations under this Contract on any such assignment, it being understood and agreed that Buyer shall remain responsible for its obligations under this Contract if Buyer so assigns this Contract, (c) after the Closing Date, Buyer shall not be released from any liability or obligations under Sections 5 (Environmental Inspection Period), 18 (Litigation),
21 (Brokerage), and 22.10.2 (Indemnification) of this Contract on any such assignment, it being understood and agreed that Buyer shall remain responsible for its obligations under those provisions of this Contract if Buyer so assigns this Contract, and (d) the only entity that will occupy a portion of the Property while Seller is the tenant under the Lease will be Buyer or an affiliate of Buyer.

         18. LITIGATION. In the event of litigation between the parties with respect to the Property, this Contract, the performance of their respective obligations hereunder or the effect of a termination under this Contract, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, reasonable attorneys' fees of counsel selected by the prevailing party. Notwithstanding any provision of this Contract to the contrary, the obligations of the parties under this Section 18 shall survive termination of this Contract.

         19. NOTICES. All notices, approvals, elections, offers, acceptances, demands, consents, and reports (collectively, "NOTICE") provided for in this Contract shall be in writing and shall be delivered to the addressee or to an officer of the intended recipient as specified below:

        IF TO SELLER:                  Invitrogen Corporation
                                       Attn:  Mr. Delano W. Tucker, Sr.
                                       9800 Medical Center Drive
                                       P.O. Box 6482
                                       Rockville, Maryland  20849-6482
                                       Facsimile:  301.610.8192

        WITH CONCURRENT COPIES TO:     Invitrogen Corporation
                                       Attention:  Mr. Troy W. Gardner
                                       Director Engineering Operations
                                       1600 Faraday Avenue
                                       Carlsbad, California  92008
                                       Facsimile:  760.603.7201

                                       AND

                                       Invitrogen Corporation
                                       Attn:  John A. Cottingham, Esquire
                                       9800 Medical Center Drive
                                       P.O. Box 6482
                                       Rockville, Maryland  20849-6482
                                       Facsimile:  301.610.8606

                                       AND

                                       Kevin L. Shepherd, Esquire
                                       Venable, Baetjer and Howard, LLP
                                       1800 Mercantile Bank and Trust Building
                                       Two Hopkins Plaza
                                       Baltimore, Maryland  21201-2978
                                       Facsimile:  410.244.7742

        IF TO BUYER:                   Human Genome Sciences, Inc.
                                       Attention:  Mr. Steven C. Mayer
                                       Senior Vice President and Chief Financial
                                       Officer
                                       9410 Key West Avenue
                                       Rockville, Maryland  20850
                                       Facsimile:  301.309.8512


                                       20

        WITH CONCURRENT COPIES TO:     Alan S. Mark, Esquire
                                       Paley, Rothman, Goldstein, Rosenberg &
                                       Cooper, Chartered
                                       4800 Hampden Lane
                                       7th Floor
                                       Bethesda, Maryland 20814
                                       Facsimile:  301.654.7354

                                       AND

                                       James H. Davis, Esquire
                                       General Counsel
                                       Human Genome Sciences, Inc.
                                       9410 Key West Avenue
                                       Rockville, Maryland  20850
                                       Facsimile:  301.517.8831

        IF TO ESCROW AGENT:            Presidential Title, Inc.
                                       Attention:  Daniel P. Hodin, Esquire
                                       4800 Hampden Lane
                                       7th Floor
                                       Bethesda, Maryland 20814
                                       Facsimile:  301.654.7354

         Each Notice or other communication may be mailed by United States certified mail, return receipt requested, postage prepaid, or delivered by an experienced and responsible nationally recognized overnight delivery company (Federal Express, DHL Worldwide, Airborne Express, United Parcel Service and Express Mail, United States Postal Service being deemed experienced and responsible at the Contract Date) to the respective addresses set forth above. If so mailed or delivered, then the Notice or other communication shall be deemed to have been received by the addressee on the date of delivery or first attempted delivery as shown on the U.S. Postal Service receipt or courier invoice. The Notice or other communication may also be delivered by recognized courier (by hand), or by telegraph, telex, or telecopier facsimile (with a confirmation copy sent by one of the other Notice methods), in which case such notices so delivered shall be effective on receipt during normal business hours. Notices may be delivered on behalf of the parties by their respective attorneys.

         20. BENEFIT. This Contract is for the benefit only of the parties hereto and the individuals specifically named in Section 7.2 and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom, or enforce against any party hereto any provision hereof.

         21. BROKERAGE. Each party hereto represents and warrants to the other that it has dealt with no brokers or finders in connection with this transaction, except for Scheer Partners, Inc. ("BROKER"). Seller shall pay any brokers' commission due to Broker pursuant to the terms of a separate listing agreement between Seller and Broker. Seller and Buyer each hereby indemnify, protect and defend and hold the other harmless from and against all losses, claims, costs, expenses and damages (including, but not limited to, reasonable fees of counsel selected by the indemnified party) resulting from the claims of any broker, finder or other such party, other than Broker, claiming by, through or under the acts or agreements of the indemnifying party. The obligations of the parties pursuant to this Section
21 shall survive any termination of this Contract.

         22. MISCELLANEOUS.

                  22.1 ENTIRE AGREEMENT. This Contract constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent (including, but not limited to, the letter of intent dated February 7, 2001 among Seller, Buyer, and Broker) and proposals are merged into this Contract. Neither this Contract nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                  22.2 TIME OF THE ESSENCE. TIME IS OF THE ESSENCE OF THIS CONTRACT with respect to the parties obligation to proceed to Closing, and Buyer's obligations to pay the Deposit to the Escrow Agent. If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a day that is not a Business Day, the compliance with such obligations or delivery shall be deemed acceptable on the next Business Day. For purposes of this Contract, "BUSINESS DAY" means any day other than a Saturday, Sunday, or legal holiday on which national banks are authorized by federal law to close.

                  22.3 GOVERNING LAW. This Contract shall be governed by and construed in accordance with Maryland law, without regard to conflicts of laws principles.

                  22.4 PARTIAL INVALIDITY. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

                  22.5 NO RECORDING. Neither this Contract nor any memorandum thereof shall be recorded and the act of recording such instrument by Buyer shall be deemed a material default by Buyer hereunder.

                  22.6 COUNTERPARTS. This Contract may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Agreement.

                  22.7 CONSTRUCTION OF AGREEMENT. In construing this Contract, all headings and titles are for the convenience of the parties only and shall not be considered a part of this

Contract. Whenever required by the context, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Contract shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it. All Exhibits attached hereto are incorporated in this Contract by reference thereto.

                  22.8 NO ORAL MODIFICATION OR WAIVER. This Contract may not be changed or amended orally, but only by an agreement in writing. No waiver shall be effective hereunder unless given in writing, and waiver shall not be inferred from any conduct of either party.

                  22.9 LIMITED LIABILITY. Neither the officers, employees, or agents of Seller, nor the shareholders, officers, directors, employees or agents of any of them shall be liable under this Contract and all parties hereto shall look solely to the assets of Seller for the payment of any claim or the performance of any obligation by Seller. Neither the shareholders, employees, or agents of Buyer, nor the shareholders, officers, directors, employees or agents of any of them shall be liable under this Contract and all parties hereto shall look solely to the assets of Buyer for the payment of any claim or the performance of any obligation by Buyer.

                  22.10 ESCROW AGENT.

                           22.10.1 RELIANCE. Escrow Agent may act in reliance on
any writing or instrument or signature that Escrow Agent, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized so to do. Escrow Agent's duties hereunder shall be limited to the safe-keeping of the Deposit and the disposition of the same in accordance with the terms hereof.

                           22.10.2 INDEMNIFICATION. Seller and Buyer, jointly
and severally, hereby agree to indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expense, fees, or charges of any character or nature, which Escrow Agent may incur or with which Escrow Agent may be threatened by reason of its acting as Escrow Agent under this Contract, and in connection therewith, to indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any actions, suit or proceeding or resisting any claim.

                           22.10.3 COURT ACTION. If the parties hereto shall be
in disagreement about the interpretation of this Contract, or about their rights and obligations hereunder, or the propriety of any action contemplated by Escrow Agent hereunder, any party hereto may, at its discretion, file an action in a court of competent jurisdiction to resolve such disagreement. Escrow Agent shall be indemnified, jointly and severally, by Seller and Buyer for all costs, including attorneys' fees, in connection with any such action, and shall be fully protected in suspending all or a part of its activities under this Contract until a final judgment, order, or decree in the action is received.

                           22.10.4 STANDARD OF CARE. Escrow Agent shall not
be liable for any mistakes of fact, or errors of judgment, or for any acts of omission of any kind unless caused by the willful misconduct or negligence of Escrow Agent.

         23.      MONTGOMERY COUNTY DISCLOSURES.

                  23.1 DISCLOSURE OF AIRPORT OR HELIPORT. Buyer acknowledges that Seller has informed Buyer of the relative location of any airport or heliport, as defined in the County zoning ordinance, existing within a five
(5) mile radius of the Property.

                  23.2 DISCLOSURE OF AVAILABILITY OF WATER AND SEWER SERVICE. To Seller's Knowledge, the Property is connected to a community water and sanitary sewer system.

                  23.3 NOTICE TO BUYER. Buyer is hereby notified that before its execution of this Contract, Buyer has the right to examine the applicable County master plan and any municipal land use plan for the area in which the Property is located, and any adopted amendment to either plan, and approved official maps showing planned land uses, roads and highways, parks, and other public facilities affecting the property contained in the plan.

                  23.4 ACKNOWLEDGMENTS OF BUYER. BUYER HEREBY ACKNOWLEDGES
THAT: (A) SELLER HAS OFFERED BUYER THE OPPORTUNITY TO REVIEW THE APPLICABLE MASTER PLAN AND MUNICIPAL LAND USE PLAN AND ANY ADOPTED AMENDMENT; (B) SELLER HAS INFORMED BUYER THAT AMENDMENTS AFFECTING THE PLAN MAY BE PENDING BEFORE THE PLANNING BOARD OR THE COUNTY COUNCIL OR A MUNICIPAL PLANNING BODY; (C) BUYER HAS REVIEWED EACH PLAN AND ADOPTED AMENDMENT OR WAIVED THE RIGHT TO REVIEW EACH PLAN AND ADOPTED AMENDMENT; AND (D) TO STAY INFORMED OF FUTURE CHANGES IN COUNTY AND MUNICIPAL LAND USE PLANS, BUYER SHOULD CONSULT THE PLANNING BOARD AND THE APPROPRIATE MUNICIPAL PLANNING BODY.

BUYER HEREBY FURTHER ACKNOWLEDGES THAT, TO STAY INFORMED OF FUTURE CHANGES IN COUNTY AND MUNICIPAL WATER AND SEWER PLANS, BUYER SHOULD CONSULT THE COUNTY PLANNING BOARD, THE WASHINGTON SUBURBAN SANITARY COMMISSION, THE COUNTY DEPARTMENT OF ENVIRONMENTAL PROTECTION WITHOUT FURTHER CONFIRMATION OR VERIFICATION, AND SELLER'S AGENT MAY RELY ON INFORMATION OBTAINED FROM SELLER WITHOUT FURTHER CONFIRMATION OR VERIFICATION.

BUYER'S ACKNOWLEDGMENT:
                        ------------------------------


                    [SIGNATURE BLOCKS CONTAINED ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Contract of Sale on the date first above written with the specific intention of creating a document under seal.

WITNESS:                                     INVITROGEN CORPORATION



/s/ John A. Cottingham                        By: /s/ Lewis J. Shuster (SEAL)
                                              Name: Lewis J. Shuster
                                              Title: Prsident, Genomics


WITNESS:                                      BUYER:  HUMAN GENOME SCIENCES,
                                              INC.



/s/ [ILLEGIBLE]                               By: /s/ Steven C. Mayer (SEAL)
                                                  Steven C. Mayer
                                                  Senior Vice President and
                                                  Chief Financial Officer


                                     JOINDER

         Escrow Agent joins in the execution of this Contract to evidence its agreement to be bound by the terms and conditions hereof.

WITNESS:                                    PRESIDENTIAL TITLE, INC.


/s/ [ILLEGIBLE]                             By: /s/ David P. Hodin (SEAL)
                                            Name: David P. Hodin
                                            Title: President

                              SCHEDULE OF EXHIBITS


                         EXHIBIT                    TITLE
                            A          Legal Description of the Land
                            B          Contracts
                            C          Deed
                            D          FIRPTA Affidavit
                            E          Assignment and Assumption of Contracts and Intangibles
                            F          Bill of Sale
                            G          Lease Agreement
                            H          Environmental Notice
                            I          List of Personal Property
                            J          Reaffirmation of Seller Representations
                            K          Reaffirmation of Buyer Representations
                            L          Matters to Resolve During Document Finalization Period



                                    EXHIBIT A
                          LEGAL DESCRIPTION OF THE LAND


         The real property located in Montgomery County, Maryland, and identified as Parcels W and O/R as shown on a plat entitled "Parcel `W and O/R,' Shady Grove Life Sciences Center," recorded among the Land Records of Montgomery County, Maryland in Plat Book 175, Plat 19634 in the Shady Grove Life Sciences Center.

         Being the same property described in a Deed dated March 27, 1998, and recorded on March 30, 1998 among the Land Records of Montgomery County, Maryland in Liber 15676 at Folio 690.

                                    EXHIBIT B
                                    CONTRACTS

1. Agreement to Fabricate, Transport, and Install A Work of Art effective as of January 26, 1998 between Life Technologies, Inc. and Larry Kirkland (relates to sculpture in lobby of R&D Building).

     NAME                      ADDRESS 1           ADDRESS 2      CITY           STATE  ZIP           PHONE 1       PHONE 2
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
1.   ATLANTIC MEDICAL IMAGING  635 ERIE STREET                    HAVRE DE GRACE MD     21078       (800) 799-2600  (410) 378-
     SALES & SVC INC                                                                                                5281
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
2.   BECKMAN INSTRUMENTS       8920 ROUTE 108                     COLUMBIA       MD     21045
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
3.   BELL ATLANTIC MOBILE      P O BOX 64498                      BALTIMORE      MD     21264-4498  (908) 306-7282
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
4.   BIOSERVICE INC            435 CHRISTOPER      SUITE 21       GAITHERSBURG   MD     20879       (301) 977-6167
                               AVENUE
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
5.   CALVERT-JONES CO., INC.   5703 EDSALL ROAD    P.O. BOX       ALEXANDRIA     VA     22304-9229  (703) 370-5850  (703) 370-
                                                   22290                                                            8674
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
6.   CAREY MACHINERY & SUPPLY  P.O. BOX 64774                     BALTIMORE      MD     21264-4774  (410) 485-2323
     CO IN
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
7.   CARRIER SERVICE, INC.     PO BOX 83                          LEOLA          AR     72084       870 765-2691
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
8.   CONTINENTAL BUILDING      4265-D BROOKFIELD                  CHANTILLY      VA     20151       (703) 631-7300  (703) 968-
     MAINTENANCE, INC.         CORPORATE DRIVE                                                                      5674
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
9.   CUMMINS CHESAPEAKE        1907 PARK 100                      GLEN BURNIE    MD     21061-3274  (410) 633-5161  (410) 633-
     POWER, INC.               DRIVE                                                                                6031
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
10.  ENV SERVICES INC          P.O. BOX 13700                     PHILADELPHIA   PA     19191-1145  (800) 345-6094  (610) 337-
                                                                                                                    2267
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
11.  ESI INTERNATIONAL         4301 FAIRFAX DRIVE  SUITE 800      ARLINGTON      VA     22203
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
12.  ENVIRONMENTAL SUPPORT     1620 W.             Suite 100      TEMPE          AZ     85282       (602) 965-5043
     SOLUTIONS                 Fountainhead
                               Parkway
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
13.  FISHER LANDSCAPING INC.   19125 WOOTTON                      POOLESVILLE    MD     20837       (301) 407-0029  (301) 215-
                               AVENUE                                                                               0894
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
14.  GRIFFITH OIL              P. O. BOX 3109                     FREDERICK      MD     21705-3109  (800) 486-2477
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
15.  INSIGHT CALIBRATION       P.O. BOX 434                       MYERSVILLE     MD     21773
     SERVICES, INC.
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
16.  LANCASTER LABORATORIES    P.O. BOX 360184                    PITTSBURGH     PA     15251-6184  (717) 656-2300
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
17.  LBS CORPORATION           11408 PULASKI                      WHITE MARSH    MD     21162       (410) 335-6170
                               HIGHWAY
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
18.  MARYLAND FIRE EQUIPMENT   12284 WILKINS AVE                  ROCKVILLE      MD     20852
     CORP
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
19.  MID-ATLANTIC WASTE        P.O. BOX 64104                      BALTIMORE     MD     21264-4104  (410) 820-7188
     SYSTEMS
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
20.  MEDICAL EQUIPMENT &       12354 CARROLL AVE                  ROCKVILLE      MD     20852       (301) 881-2393
     MAINTENANCE CO
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
21.  NEU-ION, INC.             7200 RUTHERFORD                    BALTIMORE      MD     21244       (410) 944-5200
                               ROAD, SUITE 100
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
22.  OTIS ELEVATOR CO.         P.O. BOX 905454                    CHARLOTTE      NC     28290-5454
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
23.  PIONEER ROOFING SYSTEMS,  7211-C TELEGRAPH                   LORTON         VA     22079
     INC                       SQUARE DRIVE
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
24.  P.R. STEVENS, INC.        17601 CONOY ROAD                   BARNESVILLE    MD     20838
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
25.  QUALITY CALIBRATIONS,     1491-A GENERALS                    CROWNSVILLE    MD     21032       (410) 923-0600  (301) 912-
     INC.                      HIGHWAY                                                                              2252
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
26.  SIEMENS BUILDING          LANDIS & STAEFA,    6901 MUIRKIRK  BELTSVILLE     MD     20705       (301) 419-2613  (301) 206-
     TECHNOLOGY, INC.          INC                 MEADOWS                                                          2141
                                                   DRIVE
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
27.  THYSSEN GERNERAL          P.O. BOX 1702                      BALTIMORE      MD     21203       (301) 345-6100
     ELEVATOR
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
28.  UNICON SERVICES, INC.     P.O. BOX 877                       VIENNA         VA     22183       (703) 255-1259
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
29.  WATERS CORPORATION(MD)    P O BOX 101066                     ATLANTA        GA     30392-1066  (800) 252-4752
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
30.  WASTE MANAGEMENT OF       P.O. BOX 820803                    PHILADELPHIA   PA     19182-0803  (301) 340-0774
     MARYLAND
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
31.  WESTERN PEST SERVICES     11637 BOILING                       ROCKVILLE     MD     20852       (301) 468-9660  (301)
                               BROOK PLACE                                                                          8169365FAX
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------

                                       28




     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
32.
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
33.  ACCUTECH SYSTEMS, INC.    704-A E GUDE                        ROCKVILLE     MD     20850       (301) 738-8290  (301) 738-
                               DRIVE                                                                                8296
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
34.  BURNS INT'L SECURITY      P.O. BOX 99477                     CHICAGO        IL     60693       (703) 448-3306
     SERVICES
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
35.  EUREST DINING SERVICES    3903 WASHINGTON                    BALTIMORE      MD     21227       (301) 309-9108
                               BLVD
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
36.  METROPOLITAN DUCT & FLUE  P.O. BOX 854                       GAITHERSBURG   MD     20884       (301) 428-3548  (301) 972-
     CLEANING SRVS                                                                                                  5942
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
37.  NATIONAL MAILING SYSTEMS  1749 OLD MEADOW                    MCLEAN         VA     22102-4310
                               ROAD SUITE 200
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
38.  KENNEDY FIRE PROTECTION   P.O. BOX 685        12 EAST 5TH    FREDERICK      MD     21701
                                                   STREET
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
39.  LAMINAR FLOW              100 GLENN DRIVE,                   STERLING       VA     20164       (703) 404-4300
     CONSULTANTS, INC.         A3
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
40.  MAGNOLIA PLUMBING, INC.   600 GALLATIN                       WASHINGTON     DC     20017
                               STREET, NE
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
41.  MOORE NORTH AMERICA       3040 WILLIAMS                      FAIRFAX        VA     22031       (703) 698-1566  (703) 280-
     (MOORE BUS.FORM)          DRIVE, SUITE 401                                                                     4906
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
42.  PINKERTON SERVICES GROUP  LOCK BOX NO. 2187   P.O. BOX       CAROL STREAM   IL     60197-4655  (800) 228-6966
                                                   4655                                             Receiva
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
43.  POSTMASTER                500 NORTH                          ROCKVILLE      MD     20850-9998
                               WASHINGTON
                               STREET
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
44.  REES SCIENTIFIC           1007 WHITEHEAD                     TRENTON        NJ     08638       (609) 530-1055
                               ROAD EXT
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
45.  ROCKVILLE MAILING         751 EAST GUDE                      ROCKVILLE      MD     20850-1387  (301) 279-0606
     SERVICE INC               DRIVE
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
46.  V&F COFFEE INC.           7600 M FULLERTON                   SPRINGFIELD    VA     22153       (703) 569-9500
                               ROAD
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------
47.  XEROX CORPORATION(MD)     P.O. BOX 827598                    PHILADELPHIA   PA     19182-7598  (800) 822-2200
     ------------------------  ------------------  ------------   -------------- -----  ----------  --------------  ----------

                                    EXHIBIT C
                                      DEED



         THIS DEED ("THIS DEED"), dated as of ___________ ___, 2001, from INVITROGEN CORPORATION, a Delaware corporation ("GRANTOR"), to _____________, a ____________ ("GRANTEE").

         Grantor, in consideration of the payment of Fifty-Five Million Dollars ($55,000,000), grants, conveys, and assigns to Grantee, its successors and assigns, in fee simple, the real property located in Montgomery County, Maryland, and identified as Parcels W and O/R as shown on a plat entitled "Parcel `W and O/R,' Shady Grove Life Sciences Center," recorded among the Land Records of Montgomery County, Maryland in Plat Book 175, Plat 19634 in the Shady Grove Life Sciences Center.

         BEING the same property described in a Deed dated March 27, 1998, and recorded on March 30, 1998 among the Land Records of Montgomery County, Maryland in Liber 15676 at Folio 690. [ADD REFERENCE TO CONFIRMATORY DEED]

         SUBJECT TO all covenants, conditions, easements, reservations, liens, exceptions, and all other restrictions of record; zoning ordinances and subdivision regulations and laws; and taxes and assessments, both general and special, not yet due and payable, including, but not limited to, those matters listed on RIDER I attached hereto as a part hereof.

         TOGETHER WITH the rights, alleys, ways, waters, easements, privileges, appurtenances, and advantages belonging or appertaining thereto.

         TO HAVE AND TO HOLD the Property hereby conveyed to Grantee, its successors and assigns, in fee simple, forever.

         GRANTOR COVENANTS TO WARRANT SPECIALLY the property hereby conveyed, and to execute such further assurances of the property as may be requisite.

         IN WITNESS WHEREOF, Grantor has executed this Deed as of the date first above written with the specific intention of creating a document under seal.

WITNESS:                                    INVITROGEN CORPORATION


__________________________________          By:_________________________(SEAL)
                                            Name:_____________________________
                                            Title:____________________________

                  [ADD AFFIDAVIT OF CONSIDERATION, IF APPLICABLE]

STATE OF MARYLAND, COUNTY OF MONTGOMERY, to wit:

         I HEREBY CERTIFY that on _________________, 2001, before me, a Notary Public of the State of Maryland, personally appeared _________________________, who acknowledged himself to be a Vice President of Invitrogen Corporation ("CORPORATION"), and that he, as such Vice President, being authorized so to do, executed the foregoing Deed for the purposes therein contained by signing, in my presence, the name of the Corporation by himself as Vice President, and certified that this conveyance is not part of a transaction in which there is a sale, lease, exchange, or other transfer of all or substantially all of the property and assets of the Corporation.

         In witness whereof I hereunto set my hand and official seal.


                                            _________________________________
                                            Notary Public

My commission expires: ____________________


                                  CERTIFICATION

                  I HEREBY CERTIFY THAT I, the undersigned, an attorney at law who has been admitted to practice before the Maryland Court of Appeals, has prepared the within instrument.



                                      _______________________________________
                                      Kevin L. Shepherd, Esquire

-------------------------------------------------------------------------------
TAX I.D. NUMBER:                 9-1-3095087

-------------------------------------------------------------------------------
AFTER RECORDING RETURN TO:       Kevin L. Shepherd, Esquire
                                 Venable, Baetjer and Howard, LLP
                                 1800 Mercantile Bank and Trust Building
                                 Two Hopkins Plaza
                                 Baltimore, Maryland  21201-2978
-------------------------------------------------------------------------------

PROPERTY ADDRESS:                9800 Medical Center Drive
                                 P.O. Box 6482
                                 Rockville, Maryland  20849-6482
-------------------------------------------------------------------------------

GRANTOR'S ADDRESS:               Invitrogen Corporation
                                 Attn:  Mr. Delano W. Tucker, Sr.
                                 9800 Medical Center Drive
                                 P.O. Box 6482
                                 Rockville, Maryland  20849-6482
-------------------------------------------------------------------------------

GRANTEE'S ADDRESS:               _________________________
                                 _________________________
                                 _________________________

-------------------------------------------------------------------------------
TITLE INSURER:                   Commonwealth Land Title Insurance Company
                                 c/o Presidential Title, Inc.
                                 Seventh Floor
                                 4800 Hampden Lane
                                 Bethesda, Maryland  20814
-------------------------------------------------------------------------------

                                     RIDER I
                              PERMITTED EXCEPTIONS

1.       Easement and/or Right of Way granted to Washington Suburban Sanitation
         Commission by Agreement dated April 23, 1975, and recorded in Liber
         4651, at folio 265.

2.       Agreement by and between Montgomery County, Maryland and the Washington
         Suburban Sanitation Commission dated February 11, 1977 and recorded in
         Liber 4931, at folio 642.

3.       Agreement by and between Montgomery County, Maryland and the Washington
         Suburban Sanitation Commission dated December 13, 1977 and recorded in
         Liber 5077, at folio 685.

4.       Agreement by and between Montgomery County, Maryland and the Washington
         Suburban Sanitation Commission dated January 1985 and recorded in Liber
         6668, at folio 43 and re-recorded in Liber 7037, at folio 737.

5.       Deed of Easement by and between Montgomery County, Maryland and Potomac
         Electric Power Company and The Chesapeake and Potomac Telephone Company of Maryland dated January 29, 1977 and recorded in Liber 7537, at folio
         410.

6. Amended and Restated Declaration of Covenants and Easements by and between Montgomery County, Maryland and Redgate II Limited Partnership dated March 9, 1990 and recorded in Liber 9332, at folio 591.

7.       Easement and/or Right of Way granted to the Washington Suburban
         Sanitation Commission by Agreement dated March 7, 1990 and recorded in
         Liber 9344, at folio 509.

8. Storm water management easement, 55' slope easement, 25' drainage easement, 12' utility easement, and 8' construction strip as shown on the Plat recorded in Plat Book 101 at Plat 11465.

9. Terms, conditions, easements, reservations, and restrictions as shown on the Plat entitled "Parcel `W O/R' SHADY GROVE LIFE SCIENCES CENTER" which plat is recorded in Plat Book 175 at Plat No. 19634, including
         (i) minimum building restriction line established by plat, (ii) 50' temporary slope easement established by plat, and (iii) vehicular access denied along Shady Grove Road and Great Seneca Highway by note on plat.

                                  EXHIBIT D
                    NON-FOREIGN CERTIFICATE (FIRPTA AFFIDAVIT)

                        CERTIFICATE OF NONFOREIGN STATUS
       (PURSUANT TO I.R.C. SECTION 1445 AND TREAS. REG. SECTION 1.1445-2)

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by INVITROGEN CORPORATION, a Delaware corporation (the "CORPORATION"), the undersigned hereby certifies the following on behalf of the Corporation:

         1. The Corporation is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. The Corporation's U.S. employer identification number is _________; and

         3.    The Corporation's office address is as follows:

                          Invitrogen Corporation
                          9800 Medical Center Drive
                          P.O. Box 6482
                          Rockville, Maryland  20849-6482

         The Corporation understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Corporation.

WITNESS:                                    INVITROGEN CORPORATION


___________________________________         By:___________________________(SEAL)
                                            Name:_______________________________
                                            Title:______________________________

DATED:  ______________ ___, 2001

                                  EXHIBIT E
             ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES


         THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES ("THIS ASSIGNMENT") is made and entered into this ____ day of __________, 2002, by and between INVITROGEN CORPORATION, a Delaware corporation ("ASSIGNOR"), and _____________, a _______________ ("ASSIGNEE").


                            EXPLANATORY STATEMENT

         A. Assignor and Assignee entered into that certain Contract of Sale dated as of March 7, 2001, as amended from time to time (as amended, the "CONTRACT"), for the purchase and sale of 9800 Medical Center Drive, Rockville, Maryland 20849 (the "PREMISES").

         B. In connection with the consummation of the transactions contemplated under the Agreement, Assignor and Assignee desire to execute this Assignment.

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. EXPLANATORY STATEMENT; DEFINED TERMS. The foregoing Explanatory Statement is hereby incorporated as if fully rewritten and restated in the body of this Assignment. Capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to them in the Contract.

         2. ASSIGNMENT OF CONTRACTS AND INTANGIBLES. Assignor hereby sells, transfers, conveys, and assigns to Assignee all of Assignor's right, title, and interest in and to any and all contracts and agreements relating to the management, leasing, operation, maintenance and repair of the Premises set forth on RIDER 1 attached hereto and made a part hereof (collectively, the "CONTRACTS"), SUBJECT, HOWEVER, to the terms and covenants of the Contracts and this Assignment. Assignor hereby quitclaims unto Assignee, without recourse, representation or warranty of any kind whatsoever, all of Assignor's right, title, and interest (if any) in and to all, if any, Intangibles relating to the Premises. Such Intangibles are quitclaimed by Assignor to Assignee on an "AS-IS" "WHERE-IS", "WITH ALL FAULTS" basis, and without any warranties, representations, or guaranties either express or implied, of any kind, nature, or type whatsoever, except the foregoing shall be without limitation on any representations and warranties expressly contained in the Contract.

         3. ASSUMPTION OF OBLIGATIONS. Assignee hereby accepts the assignment of the Contracts and the Intangibles subject to the terms and conditions hereof, and from and after the date hereof, Assignee hereby assumes and shall be responsible for and shall perform, discharge, and fulfill all of the obligations imposed on Assignee, as the owner of the Premises and the successor-in-interest to Assignor, under the Contracts, which obligations accrue after the date hereof.

         4. ASSIGNEE'S INDEMNIFICATION. Assignee agrees to and hereby does indemnify, protect, defend, and hold Assignor, the officers, directors, and shareholders of Assignor, and all of their respective successors and assigns harmless from any and all claims, damages, losses, suits, proceedings, costs, and expenses (including, without limitation, reasonable attorneys' fees) (collectively, the "LOSSES"), both known or unknown, present and future, at law or in equity, arising out of, by virtue of, or in any way related to the breach by Assignee of (or Assignee's failure to timely perform) any or all of the obligations imposed on Assignee, as the owner of the Premises and the successor-in-interest to Assignor, under the Contracts, which obligations accrue after the date hereof.

         5. ASSIGNOR'S INDEMNIFICATION. Assignor agrees to and hereby does indemnify, protect, defend, and hold Assignee, Assignee's shareholders, the partners, officers, directors, and shareholders of Assignee's shareholders and all of their respective successors and assigns harmless from any and all Losses, both known and unknown, present and future, at law or in equity arising out of, by virtue of or related in any way to the breach by Assignor of (or Assignor's failure to timely perform) any or all of the obligations imposed on Assignor, as the owner of the Premises before the date hereof, under the Contracts, which obligations accrued on or before the date hereof.

         6. COUNTERPARTS. This Assignment may be executed in one or more multiple counterparts, all of which, when taken together shall constitute one and the same instrument.

         7. GOVERNING LAW. This Assignment shall be governed by and construed in accordance with Maryland law.

         8. PARTIAL INVALIDITY. The provisions hereof shall be deemed independent and severable, and the invalidity or enforceability of any one provision shall not affect the validity or enforceability of any other provision hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date first above written with the specific intention of creating a document under seal.

WITNESS:                                          ASSIGNOR: INVITROGEN
                                                  CORPORATION



___________________________________               By:____________________(SEAL)
                                                  Name:________________________
                                                  Title:_______________________

WITNESS:                                          ASSIGNEE:


___________________________________               By:____________________(SEAL)
                                                  Name:________________________
                                                  Title:_______________________

                                     RIDER 1
                           LIST OF ASSIGNED CONTRACTS


            [ATTACH LIST IN EFFECT AS OF THE LEASE EXPIRATION DATE]

                                    EXHIBIT F
                             QUITCLAIM BILL OF SALE


         FOR VALUE RECEIVED, INVITROGEN CORPORATION, a Delaware corporation ("SELLER"), hereby quitclaims unto _________________, a ________________
("BUYER"), all of Seller's right, title, and interest, if any, in and to all Personal Property [as defined in the Contract of Sale dated March 7, 2001 between Seller and Buyer]. The Personal Property is quitclaimed by Seller to Buyer on an "AS IS," "WHERE IS," "WITH ALL FAULTS" basis, and without any warranties, representations, or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty as to the fitness for a particular purpose or merchantability of the Personal Property.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of _________ __, 2001.


WITNESS:                                          INVITROGEN CORPORATION



___________________________________               By:____________________(SEAL)
                                                  Name:________________________
                                                  Title:_______________________

                                    EXHIBIT G
                             FORM OF LEASE AGREEMENT

                         [ATTACH CURRENT FORM OF LEASE]

                                    EXHIBIT H
                              ENVIRONMENTAL NOTICES


Notice of violation of air pollution regulations dated December 9, 1997 issued by the State of Maryland, Department of the Environment, Air & Radiation Management Administration.

                                    EXHIBIT I
                            LIST OF PERSONAL PROPERTY


Seller and Buyer to agree on list of Personal Property during the Document Finalization Period.

[Make sure list excludes one (1) 50 liter ABEC fermenter]

                                    EXHIBIT J
                     REAFFIRMATION OF SELLER REPRESENTATIONS


                                  REAFFIRMATION

         INVITROGEN CORPORATION, a Delaware corporation ("SELLER"), hereby reaffirms to Human Genome Sciences, Inc. ("BUYER") that the Seller Representations (as defined in the Contract of Sale dated March 7, 2001 between Seller and Buyer) are true and correct in all material respects as of the date hereof.

         IN WITNESS WHEREOF, Seller has duly executed this Reaffirmation effective as of ______________ __, 2001.

WITNESS:                                    INVITROGEN CORPORATION



_________________________________           By:_____________________(SEAL)
                                            Name:_________________________
                                            Title:________________________

                                    EXHIBIT K
                     REAFFIRMATION OF BUYER REPRESENTATIONS

                                  REAFFIRMATION

         [HUMAN GENOME SCIENCES, INC., a Delaware corporation] ("BUYER"), hereby reaffirms to Invitrogen Corporation ("SELLER") that the representations and warranties of Buyer contained in Section 8 of the Contract of Sale dated March 7, 2001 between Seller and Buyer are true and correct in all material respects as of the date hereof.

         IN WITNESS WHEREOF, Buyer has duly executed this Reaffirmation effective as of ______________ __, 2001.

WITNESS:                                    HUMAN GENOME SCIENCES, INC.



_________________________________           By:_____________________(SEAL)
                                            Name:_________________________
                                            Title:________________________

                                    EXHIBIT L
             MATTERS TO RESOLVE DURING DOCUMENT FINALIZATION PERIOD


         Set forth below is a list of items that Seller and Buyer are to use their reasonable and good faith efforts to resolve during the Document Finalization Period (i.e., March 7, 2001 through March 22, 2001):


-----------------------------------------------------------------------------------
                         MATTER                          SECTION REFERENCE
-----------------------------------------------------------------------------------
1.   Finalize list of Contracts (EXHIBIT B)                      1.4
-----------------------------------------------------------------------------------
2.   Finalize list of Personal Property (EXHIBIT I)              1.3
-----------------------------------------------------------------------------------
3.   Finalize allocation of Purchase Price                        2
-----------------------------------------------------------------------------------
4.   Finalize form of Lease (EXHIBIT G)                         11.2
-----------------------------------------------------------------------------------